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                                                                 EXHIBIT 1(a)


                               4,850,000 Shares

                             LA QUINTA INNS, INC.

                                 Common Stock


                         U.S. UNDERWRITING AGREEMENT

                                                                        , 1995

SMITH BARNEY INC.
ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES

      As Representatives of the Several U.S. Underwriters

c/o   SMITH BARNEY INC.
      388 Greenwich Street
      New York, New York 10013

Dear Sirs:

            AEW Partners, L.P., a Delaware limited partnership (the "Selling Shareholder"), proposes to sell an aggregate of 3,880,000 shares (the "Firm Shares") of common stock, par value $0.10 per share (the "Common Stock"), of La Quinta Inns, Inc., a Texas corporation (the "Company"), to the several Underwriters named in Schedule I hereto (the "U.S. Underwriters") for whom Smith Barney Inc., Alex. Brown & Sons Incorporated and Montgomery Securities are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Selling Shareholder proposes to sell to the U.S. Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 470,071 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

            It is understood that the Company and the Selling Shareholder are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale by the Selling Shareholder of 970,000 shares of Common Stock (the "International Shares") through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., Alex. Brown & Sons Incorporated and Montgomery Securities are acting as lead Managers (the "Lead Managers").

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The International Shares and the Shares, collectively, are herein called the
"Underwritten Shares".

            The Company and the Selling Shareholder also understand that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares.
The Company and the Selling Shareholder understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

            The Company and the Selling Shareholder wish to confirm as follows their respective agreements with you and the other several U.S. Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the U.S. Underwriters.

            1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including two forms of prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Underwritten Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment.
 The term "Registration Statement" shall also include any registration statement relating to the Shares that is filed and declared effective pursuant to Rule 462(b) under the Act. The term "Prospectuses" as used in this Agreement means the prospectuses in the form included in the Registration Statement or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement

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as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b), PROVIDED that if prospectuses that meet the requirements of Section 10(a) of the Act are delivered pursuant to Rule 434(c) under the Act, then (i) the term "Prospectuses" as used in this Agreement means the prospectuses subject to completion (as defined in Rule 434(g) under the Act) as supplemented by (A) the addition of Rule 430A or other information contained in the forms of prospectus filed pursuant to Rule 434(c)(2) under the Act and (B) the information contained in the abbreviated term sheets described in Rule 434(c)(3) under the Act, and (ii) the date of such Prospectuses shall be deemed to be the date of such abbreviated term sheets. The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectuses, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectuses shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means, at any time, the documents that at such time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectuses, or any amendment or supplement thereto.

            It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus", respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares that are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus", respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses", and the U.S. Prepricing

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Prospectus and the International Prepricing Prospectus are herein called the
"Prepricing Prospectuses". For purposes of this Agreement: "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

            2. AGREEMENTS TO SELL AND PURCHASE. The Selling Shareholder hereby agrees, subject to all the terms and conditions set forth herein, to sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, each U.S. Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price of $____ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 13 hereof).

            The Selling Shareholder also agrees, subject to all the terms and conditions set forth herein, to sell to the U.S. Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, the U.S. Underwriters shall have the right to purchase from the Selling Shareholder, at the purchase price per share, pursuant to an option (the "over-allotment option") that may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 470,071 Additional Shares from the Selling Shareholder. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be purchased by the U.S. Underwriters as the number of Firm Shares

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set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 13 hereof) bears to the aggregate number of Firm Shares.

            3. TERMS OF PUBLIC OFFERING. The Company and the Selling Shareholder have been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

            4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at
10:00 A.M., New York City time, on            , 1995 (the "Closing Date").
The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Selling Shareholder.


            Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than five business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company and the Selling Shareholder of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Selling Shareholder.

            Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Selling Shareholder.

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            5.    AGREEMENTS OF THE COMPANY.  The Company agrees with the
several U.S. Underwriters and the Selling Shareholder as follows:

            (a) The Company shall, if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company shall comply fully and in a timely manner with the applicable provisions of Rule 424, Rule 430A and Rule 434 under the Act.

            (b) The Company shall advise you and the Selling Shareholder promptly and, if requested by any of you, confirm such advice in writing,
      (i) when the Registration Statement has become effective, if and when a Prospectus or form of prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or Prospectus or for additional information,
      (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) during the period referred to in subsection (f) below, (A) of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, document or report pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement in order to state a material fact required by the Act to be stated therein or to make the statements therein not misleading or that makes any statement of a material fact made in the U.S. Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the U.S. Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) of the necessity to amend or supplement the U.S. Prospectus (as then amended or supplemented) to comply with the Act or any


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      other law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws or real estate syndication laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (c) The Company shall furnish to each of you and the Selling Shareholder without charge (i) two (2) conformed copies (plus one (1) additional similarly conformed copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, (ii) such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) two (2) copies of each of the exhibits to the Incorporated Documents.

            (d) The Company shall not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the U.S. Prospectus, or, prior to the end of the period of time referred to in subsection (f) below, file any document pursuant to the Exchange Act that will, upon filing, become an Incorporated Document, of which you and the Selling Shareholder shall not previously have been advised and provided a copy within two business days (or such reasonable amount of time as is necessitated by the exigency of such amendment, supplement or document) prior to the filing thereof and to which you or the Selling Shareholder shall reasonably object in writing.

            (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you and the Selling Shareholder, without charge, in such quantities as you have requested, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the state securities or Blue Sky laws or real estate syndication laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

            (f) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the reasonable opinion of counsel for the U.S. Underwriters a prospectus is required by the Act to be


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      delivered in connection with sales by any U.S. Underwriter or dealer, the
      Company shall expeditiously furnish to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement to the U.S. Prospectus) as you may reasonably request for the purposes contemplated by the Act. The Company consents to the use of the U.S. Prospectus and any amendment or supplement thereto by you or any dealer in accordance with the provisions of the Act and with the state securities or Blue Sky laws or real estate syndication laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as a prospectus is required by the Act to be delivered in connection therewith.

            (g) If during the period specified in subsection (f) above any event shall occur as a result of which it becomes necessary, in the judgment of the Company or in the reasonable opinion of counsel for the U.S. Underwriters, to amend or supplement the U.S. Prospectus (as them amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the U.S. Prospectus to comply with the Act or any other law, the Company shall, as promptly as practicable, prepare and, subject to the provisions of subsection (d) above, file with the Commission an appropriate amendment or supplement to the U.S. Prospectus so that the statements in the U.S. Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading, and the U.S. Prospectus, as so amended or supplemented, will comply with the Act or such other law, and shall expeditiously furnish to you without charge such number of copies thereof as you may reasonably request.

            (h) Prior to any public offering of the Shares, the Company shall cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the U.S. Underwriters and by dealers under the state securities or Blue Sky laws or real estate syndication laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to consent to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction in which it is not now so subject). The Company shall continue such qualification in effect so long as required by law for distribution of the Shares and shall file such consents to service of process or other documents as may be necessary or


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      appropriate in order to effect such registration or qualification
      (provided, that the Company shall not be obligated to take any action that would subject it to consent to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction in which it is not now so subject).

            (i) The Company shall make generally available to its security holders as soon as reasonably practicable a consolidated earnings statement covering a period of at least 12 months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event later than 90 days after such date) that shall satisfy the provisions of Section 11(a) of the Act.

            (j) (i) During the period of five years hereafter, the Company shall mail to each of you without charge as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) during the period specified in subsection (f) above, from time to time such other information concerning the Company as you may reasonably request.

            (k) Except as provided in this Agreement and the International Underwriting Agreement, the Company shall not sell, contract to sell or otherwise dispose of any Common Stock (other than upon exercise of options or warrants outstanding as of the date of this Agreement) or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options (other than the grant of options to employees or directors in the ordinary course of business) or warrants to purchase Common Stock, for a period of 90 days after the date of the U.S. Prospectus, without the prior written consent of Smith Barney Inc., which shall not be unreasonably withheld.

            (l) The Company has furnished to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current executive officers and directors.

            (m) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, the Company shall not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Underwritten Shares.

            (n) The Company shall use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.


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            6.    AGREEMENTS OF THE SELLING SHAREHOLDER.  The Selling
Shareholder agrees with the several U.S. Underwriters and the Company as follows:

            (a) The Selling Shareholder shall cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

            (b) The Selling Shareholder shall pay all Federal and other taxes, if any, on the transfer or sale of the Shares to the U.S. Underwriters.

            (c) The Selling Shareholder shall do or perform all things required to be done or performed under this Agreement and the International Underwriting Agreement by the Selling Shareholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

            (d) Except as provided in this Agreement and the International Underwriting Agreement, the Selling Shareholder shall not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the U.S. Prospectus, without the prior written consent of Smith Barney Inc., which shall not be unreasonably withheld.

            (e) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, the Selling Shareholder shall not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Underwritten Shares.

            (f) The Selling Shareholder shall advise you and the Company promptly and, if requested by you, shall confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in information furnished by or on behalf of the Selling Shareholder expressly for use in the Registration Statement and the U.S. Prospectus that comes to the attention of the Selling Shareholder and that suggests that any statement of a material fact made in the Registration Statement is or may be untrue or that requires or may require the making of any additions to or changes in the Registration Statement in order to state a material fact required by the Act to be stated therein or to make the statements therein not misleading or that suggests any statement of a material fact

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      made in the U.S. Prospectus (as then amended or supplemented) is or may be untrue or that requires or may require the making of any additions to or changes in the U.S. Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that it is or may be necessary to amend or supplement the U.S. Prospectus (as then amended or supplemented) to comply with the Act or any other law.

            (g) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 13 hereof or by notice given by you terminating this Agreement pursuant to Section 13 or Section 14 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or fulfill any of the conditions of this Agreement, the Selling Shareholder agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

            7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each U.S. Underwriter and the Selling Shareholder that:

            (a) The Company and the transactions contemplated by this Agreement and the International Underwriting Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the U.S. Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act; the Registration Statement does not and will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Prospectus and any supplement or amendment thereto will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from the registration statement or the U.S. Prospectus made in reliance upon and in conformity with information relating to any U.S. Underwriter furnished to the Company in writing by or on behalf of any U.S. Underwriter through you expressly for use therein.

            (b) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

            (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the U.S. Prospectus.

            (e) All of the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference into the Registration Statement. The Company and each of the Subsidiaries that is a "significant subsidiary" (as defined in Regulation S-X under the Act) (collectively, the "Significant Subsidiaries") has been duly organized, is validly existing (if applicable, as a corporation in good standing) under the laws of its jurisdiction of organization and has full corporate (or partnership) power and authority to carry on its business as it is currently being conducted (and, in the case of the Company, to execute, deliver and perform this Agreement) and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect, singly or in the aggregate, on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

            (f) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary have been duly authorized and validly issued, and certain shares of capital stock of each Significant Subsidiary are owned, directly or through Subsidiaries, by the Company as set forth on Exhibit 21 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994. All such shares or other ownership interests in each Significant Subsidiary are fully paid and nonassessable, and are free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for Liens that are in the aggregate immaterial to the business of the Company and the Subsidiaries, taken as a whole. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of any Significant Subsidiary.

            (g) Neither the Company nor any of the Significant Subsidiaries is in violation of or in default in the performance of any of their respective charters or bylaws (or partnership agreements, as the case may be) or any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (h) This Agreement has been duly and validly executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due execution and delivery thereof by you and the Selling Shareholder), except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws, court decisions or public policy.

            (i) The execution and delivery of this Agreement by the Company and the performance of this Agreement and the International Underwriting Agreement (i) does not require any consent, approval, authorization or order of or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Underwritten Shares under the Act and the Exchange Act and compliance with the state securities or Blue Sky laws or real estate syndication laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) and (ii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, any of the respective charters or bylaws (or partnership agreements, as the case may be) of the Company or any of the Significant Subsidiaries or any material bond, note, debenture or other evidence of indebtedness or any material indenture, mortgage, deed of trust or other material contract, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any of the Significant Subsidiaries was or is a party or by which any of them is bound or (solely with respect to actions by the Company or the Significant Subsidiaries) violate any applicable Federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree, any of the foregoing of which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (j) Except as disclosed in the Registration Statement and the U.S. Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company or any of the Significant Subsidiaries that is required to be disclosed in the Registration Statement or the U.S. Prospectus, or that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely to affect the performance of the Company's obligations pursuant to this Agreement and, to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any of the Significant Subsidiaries, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Prepricing Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(h) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Significant Subsidiaries that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Prepricing Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(h) hereof; other than the litigation matters or proceedings described in the U.S. Prospectus under the captions "Business -- Legal Proceedings" (collectively, the "Litigation"), no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign), is pending against or, to the best of the Company's knowledge, threatened against, the Company or any of the Significant Subsidiaries that, if adversely determined, could, singly or in the aggregate, reasonably be expected in any manner to invalidate this Agreement or the Shares; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the U.S. Prospectus or otherwise) has been complied with in all material respects. No contract or document of a character required to be described in the Registration Statement or the U.S. Prospectus or to be filed as an exhibit to or incorporated by reference in the Registration Statement is not so described or filed or incorporated by reference as required.

            (k) The firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company filed or to be filed with the Commission as part of the Registration Statement and the U.S. Prospectus are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act and the Exchange Act. The consolidated financial statements, together with related notes, set forth in the U.S. Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act and the Exchange Act and fairly present, in all material respects, the financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America consistently applied throughout such periods, except as disclosed in the notes to such financial statements; and the other financial and statistical information and the supporting schedules included in the U.S. Prospectus and in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

            (l) Except as disclosed in the Registration Statement, subsequent to the respective dates as of which information is given in the Registration Statement and the U.S. Prospectus, (i) neither the Company nor any of the Significant Subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole,
      (ii) there has been no decision or judgment in the nature of litigation adverse to the Company or any of the Significant Subsidiaries, and (iii) there has been no material adverse change in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (any of the above, a "Material Adverse Change").

            (m) Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the best of the Company's knowledge, is any labor dispute imminent, other than routine disciplinary and grievance matters, and the Company is not aware (without any independent verification) of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, that could reasonably be expected to result in a Material Adverse Effect.

            (n) The Company and each of the Significant Subsidiaries possess such licenses, certificates, authorizations, approvals, franchises, trademarks, service marks, trade names, permits and other rights issued by local, state, federal or foreign regulatory agencies or bodies as are necessary to conduct the businesses now conducted by them and the lack of which could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Significant Subsidiaries has, to be the best of the Company's knowledge, received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, approval, franchise, trademark, service mark, trade name, permit or right that, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

            (o) The Company has not and, to the best of the Company's knowledge, none of the Subsidiaries nor any employee or agent of the Company has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, that is in any manner related to the business or operations of the Company that the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

            (p) All material tax returns required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith or for which adequate reserves have been provided or those currently payable without penalty or interest.

            (q) Except as disclosed in the U.S. Prospectus or except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) to the best of the Company's knowledge, neither the Company nor the Subsidiaries is in violation of any Federal, state or local law or regulation relating to pollution or protection of public heath or welfare or the environment, including, without limitation, the storage, handling, transportation, emissions, discharges, releases or threatened releases of pollutants, contaminates, hazardous or toxic materials, substances or wastes, or petroleum or petroleum products ("Environmental Laws"), (b) the Company and each of the Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and the Company and each of the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval and (c) neither the Company nor, to the best of the Company's knowledge, any of the Subsidiaries, has received any notice or communication from any governmental agency or any written notice from any other person regarding violation of or liability under Environmental Laws and (d) there is no pending action or proceeding, or to the best of the Company's knowledge, pending or threatened claim or investigation against the Company or any of the Subsidiaries regarding violation of or liability under Environmental Laws.

            (r) To the best of the Company's knowledge, there are no costs and liabilities associated with Environmental Laws that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (s) To the best of the Company's knowledge, neither the Company nor any of the Subsidiaries has (A) violated any Federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, or (B) engaged in any unfair labor practice that, with respect to any matter specified in clause (A) or (B) above, could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best of the Company's knowledge, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the best of the Company's knowledge, threatened against any of them and (ii) to the best of the Company's knowledge, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries and, to the best of the Company's knowledge, no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii) above) such as would not, singly or in the aggregate, have a Material Adverse Effect.

            (t) To the best of the Company's knowledge, (i) each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the U.S. Prospectus as being owned by it, in fee simple in the case of real property (other than in the case of certain buildings the land under which is leased to the Company pursuant to long-term leases that are valid, subsisting and enforceable against the Company), free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the U.S. Prospectus or in a document filed as an exhibit to the Registration Statement and (ii) all the property described in the Registration Statement and the U.S. Prospectus as being held under lease by each of the Company and the Significant Subsidiaries is held by it under valid, subsisting and enforceable leases, except (with respect to any matter specified in clause (i) or (ii) above) such as would not, singly or in the aggregate, have a Material Adverse Effect.

            (u) Other than as described in the Registration Statement and the U.S. Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement.

            (v) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, the Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common

      Stock to facilitate the sale or resale of the Underwritten Shares.

            (w) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

            8.    REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER.
The Selling Shareholder represents and warrants to each U.S. Underwriter and the Company that:

            (a) The Selling Shareholder now has, and on the Closing Date and any Option Closing Date will have, valid title to the Shares to be sold on such date, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

            (b) The Selling Shareholder now has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authorization to sell, assign transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several U.S. Underwriters will acquire valid title to such Shares free and clear of any lien, claim, security interest, or other encumbrance except for any liens, claims, security interests or other encumbrances created by the actions or status of the U.S. Underwriters.

            (c) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and is the valid agreement of the Selling Shareholder.

            (d) Neither the execution and delivery of this Agreement by or on behalf of the Selling Shareholder nor the consummation by the Selling Shareholder of the transactions herein contemplated requires any consent, approval, authorization or order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Underwritten Shares under the Act and compliance with the state securities or Blue Sky laws or the real estate syndication laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is or may be bound or to which any of the Selling Shareholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to the Selling Shareholder or to any property or assets of the Selling

      Shareholder, except any such breaches, defaults or violations that would not, singly or in the aggregate, in any way impair the valid title to be acquired by the U.S. Underwriters upon delivery of the Shares pursuant to this Agreement and payment therefor as contemplated herein.

            (e) If any date on which the Registration Statement or any post-effective amendment thereto is declared effective (each, an "Effective Date") is prior to the execution and delivery of this Agreement, on such Effective Date, to the extent, but only to the extent, any statements or omissions made in the Registration Statement were made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein, such statements and omissions did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If any Effective Date is subsequent to the execution and delivery of this Agreement, on such Effective Date, to the extent, but only to the extent, any statements or omissions made in the Registration Statement are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein, such statements and omissions will not include an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and on the Closing Date, to the extent, but only to the extent, any statements or omissions made in the U.S. Prospectus are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein, such statements and omissions did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

            (f) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, the Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Underwritten Shares.

            9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the any U.S. Prepricing Prospectus or the U.S. Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter furnished in writing to the Company by or on behalf of any U.S. Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this subsection (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

            (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company, such U.S. Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) The Selling Shareholder agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls such U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, subject to the limitations set forth in Section 12, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to information specifically relating to the Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the U.S. Prospectus, any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any U.S. Underwriter or any such controlling person in respect of which indemnity may be sought against the Selling Shareholder pursuant to this subsection (c), the Selling Shareholder shall have the rights and duties given to the indemnifying parties by subsection
(b) above (except that if the Company shall have assumed the defense thereof the Selling Shareholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Selling Shareholder's expense). The foregoing indemnity agreement shall be in addition to any liability that the Selling Shareholder may otherwise have.

            (d) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Shareholder, and any person who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, the Selling Shareholder, or any such controlling person based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this subsection (d), such U.S. Underwriter shall have the rights and duties given to the indemnifying parties by subsection (b) above (except that if the Company shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, the Selling Shareholder, and any such controlling person shall have the rights and duties given to the U.S. Underwriters by subsection (b) above. The foregoing indemnity agreement shall be in addition to any liability that any U.S. Underwriter may otherwise have.

            (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a) above or, where the indemnified party is the Company or its officers, directors or controlling persons, under subsection (d) above in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (c) above or, where the indemnified party is the Selling Shareholder, under subsection (d) above in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Shareholder on the one hand and the U.S. Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Selling Shareholder or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Shareholder, and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company or the Selling Shareholder, as the case may be, on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder, as the case may be, on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (f) The Company, the Selling Shareholder and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in subsection (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.

Notwithstanding the provisions of this Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 13 hereof) and not joint.

            (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Shareholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Shareholder or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

            10. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424, 430A and 434 under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the U.S. Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the U.S. Prospectus, that, in your reasonable opinion, as Representatives of the several U.S. Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or the Selling Shareholder that makes any statement made in the U.S. Prospectus untrue in any material respect or that, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the U.S. Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the U.S. Prospectus to reflect such event or development would, in your reasonable opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

            (c) You shall have received on the Closing Date, an opinion of Latham & Watkins, counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                  (i) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission; and any required filing of the U.S. Prospectus, and any supplements thereto, pursuant to

            Rule 424(b) or Rule 434 under the Act has been made in the manner and within the time period required by Rule 424(b) and Rule 430A under the Act;

                  (ii) To the best of such counsel's knowledge no consent, approval, authorization or order of, or filing with, any federal or New York court or governmental agency or body is required to be obtained or made by the Company for the consummation of the sale of the Shares by the Selling Shareholder pursuant to this Agreement, except such as have been obtained under the Act and such as may be required under the state securities laws in connection with the purchase and distribution of the Shares by the U.S. Underwriters;

                  (iii) The Registration Statement and the U.S. Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the U.S. Prospectus. In passing upon the compliance as to form of the Registration Statement and the U.S. Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete;

                  (iv) Neither the purchase of the Shares by the U.S. Underwriters nor the sale of the Shares by the Selling Shareholder pursuant to the terms of this Agreement will result in the breach of or a default under those agreements identified to such counsel by an officer of the Company as material to the Company; and

                  (v) The statements set forth in the U.S. Prospectus under the heading "Certain U.S. Tax Consequences to Non-U.S.
            Shareholders" and in the first, second, third, fifth, sixth and seventh paragraphs under the heading "Underwriting" in the U.S. Prospectus, insofar as such statements constitute a summary of legal matters, are accurate in all material respects.

            Such opinion may be limited to the internal laws of the State of New York and the Federal laws of the United States. Such counsel may rely as to factual matters on certificates of officers of the Company and of state officials, in which case their opinion shall state that they are so doing. Such opinion also shall take further exceptions that shall be reasonably acceptable to the U.S. Underwriters.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the U.S. Underwriters and their counsel, at which the contents of the Registration Statement and U.S. Prospectus and related matters were discussed and, although such counsel need not pass upon and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus and such counsel may state that they have made no independent check or verification thereof, during the course of such participation, (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (as amended or supplemented, if applicable, and including the Incorporated Documents), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Prospectus (including the Incorporated Documents) as amended or supplemented, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the U.S. Prospectus or incorporated therein.

            (d) You shall have received on the Closing Date, an opinion of John F. Schmutz, Esq., Vice President and General Counsel of the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                  (i) To the best of such counsel's knowledge, no authorization, approval, consent or order of, or registration or filing with, any court or governmental authority or agency is required to be obtained or made by the Company for the valid sale of the Shares to you, except (a) such as have been obtained under the Act and (b) such as may be required under the state securities or Blue Sky laws or real estate syndication laws or regulations of any jurisdiction in the United States in connection with the purchase and distribution of the Shares by the U.S. Underwriters;

                  (ii) The Company has corporate power and authority to enter into this Agreement and this Agreement has been duly authorized by all necessary corporate action by the Company, and has been duly executed and delivered by the Company;

                  (iii) Neither the purchase of the Shares by the U.S. Underwriters nor the sale of the Shares by the Selling Shareholder pursuant to the terms of this Agreement will conflict with or constitute a breach of or a default under the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Significant Subsidiaries or the terms of any material agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them is bound, or to which any of the properties of the Company or any of the Significant Subsidiaries is subject, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries, or result in any violation of any statute, rule or regulation applicable to the Company or, to the best of such counsel's knowledge, any judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties;

                  (iv) Each of the Company and, to the best of such counsel's knowledge, the Significant Subsidiaries that is a corporation has been duly incorporated and is validly existing and is a corporation in good standing under the laws of its jurisdiction of its incorporation, and each of the Company and, to the best of such counsel's knowledge, the Significant Subsidiaries has the corporate (or partnership) power and authority and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies to own and operate its properties and to conduct its business as described in the Registration Statement and the U.S. Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which such qualification is required wherein it owns or leases material property or conducts business, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect;

                  (v) All of the issued and outstanding capital stock of, or other ownership interests in, each

            Significant Subsidiary has been duly authorized and validly issued, and is fully paid and nonassessable and, except as otherwise set forth in the Registration Statement and the U.S. Prospectus, certain shares of capital stock of, or other ownership interests in, each Significant Subsidiary are owned by the Company, either directly or through Subsidiaries, as set forth on Exhibit 21 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, free and clear of any perfected security interest or, to the best of such counsel's knowledge, any other security interests, claims, liens, equities or encumbrances;

                  (vi) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the U.S. Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof incorporated by reference in the U.S. Prospectus;

                  (vii) Except as described in the Registration Statement and the U.S. Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any security convertible into or exchangeable for the capital stock of the Company;

                  (viii) Except as described in the Registration Statement and the U.S. Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                  (ix) To the best of such counsel's knowledge (A) there are no franchises, contracts, indentures, mortgages, leases, loan agreements, notes or other agreements or instruments to which the Company or any Significant Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement or the U.S. Prospectus or to be filed as exhibits to or incorporated by reference in the Registration Statement other than those described therein or filed or incorporated by reference as exhibits thereto, (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument, except for defaults that would not, singly or in the aggregate, have a Material Adverse Effect and (C) the statements in the U.S. Prospectus under the caption "Business -- Legal Proceedings" insofar as they relate to statements of law or legal conclusions, are accurate in all material respects;

                  (x) The Company and the Significant Subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the U.S. Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Significant Subsidiaries with respect to the foregoing;

                  (xi) To the best of such counsel's knowledge, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Significant Subsidiaries or any of their respective properties of a character required to be disclosed in the Registration Statement and the U.S. Prospectus that is not adequately so disclosed;

                  (xii) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or other similar rights to subscribe for such Common Stock;

                  (xiii) The form of the certificates for the Shares conforms to the requirements of the corporate law of the State of Texas;

                  (xiv) At the time it became effective and on the Closing Date, the Registration Statement (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included therein or omitted therefrom, as to which no opinion need be expressed) and the U.S. Prospectus complies as to form in all material respects with the applicable requirements of the Act; and each of the Incorporated Documents (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included therein or omitted therefrom, as to which no opinion need be expressed) complies as to form in all material respects with the Exchange Act;

                  (xv) The statements in the Registration Statement and the U.S. Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown; and

                  (xvi) Neither the Company nor any of the Subsidiaries is an "investment company" required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or an entity "controlled by an investment company" required to be registered under Section 8 of the Investment Company Act.

            Such opinion may be limited to the internal laws of the State of Texas and the Federal laws of the United States. Such opinion shall take further exceptions that shall be reasonably acceptable to the U.S. Underwriters.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel, at which the contents of the Registration Statement and U.S. Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus, on the basis of the foregoing, relying as to the factual matters underlying the determination of materiality to a large extent upon the statements of officers and other representatives of the Company, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (as amended or supplemented, if applicable, and including the Incorporated Documents), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the U.S. Prospectus, as amended or supplemented, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus or incorporated therein.

            (e) You shall have received on the Closing Date, an opinion of Goodwin, Procter & Hoar, counsel for the Selling Shareholder, or of
      J. Grant Monahon, Director and General Counsel of AEW, Inc., the general partner of AEW/L.P., the general partner of the Selling Shareholder, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                  (i) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder;

                  (ii) To the best of such counsel's knowledge after reasonable inquiry, the Selling Shareholder has the partnership power and authorization to sell, assign, transfer and deliver the Shares;

                  (iii) The execution and delivery of this Agreement and the International Underwriting Agreement by the Selling Shareholder and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a material breach of or constitute a material default under the terms or provisions of the Amended and Restated Agreement of Limited Partnership of AEW Partners, L.P. or any other material agreement, indenture, mortgage or other instrument, known to such counsel, to which the Selling Shareholder is a party; and

                  (iv) Upon delivery of the certificates representing the Shares pursuant to this Agreement and payment therefor as contemplated herein, title to the Shares will pass to the U.S. Underwriters free and clear of any lien, claim, security interest, or other encumbrance, assuming that the Shares were validly authorized and issued by the Company and the U.S. Underwriters are purchasers for value in good faith without notice of any adverse claim (as defined in Section 8-302 of the Uniform Commercial Code).

            (f) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the U.S. Underwriters, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, with respect to the matters referred to in clauses (i), (ii) and (iii) and in the last paragraph of subsection (c) above and such other related matters as you may request.

            (g) You shall have received letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

            (h)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the U.S. Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the U.S. Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the U.S. Prospectus (or any amendment or supplement thereto), any Material Adverse Change; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the U.S. Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement and the International Underwriting Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this
      Section 10(h) and in Section 10(i) hereof.

            (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (j) All the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Shareholder, to the effect set forth in this
      Section 10(j) and in Section 10(k) hereof.

            (k) The Selling Shareholder shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (l) The Company shall have furnished to you the "lock-up" letters referred to in Section 5(l) hereof.

            (m) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

            (n) The Company and the Selling Shareholder shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

           All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

            Any certificate or document signed by any officer of the Company or the Selling Shareholder and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company or the Selling Shareholder, as the case may be, to each U.S. Underwriter as to the statements made therein.

            The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in subsections (c) through (j) above shall be dated the Option Closing Date in question and the opinions called for by subsections (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

            11. EXPENSES. The Selling Shareholder agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company and the Selling Shareholder of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectuses, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws or real estate syndication laws of the several states as provided herein (including the reasonable fees, expenses and disbursements of counsel for the U.S. Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the U.S. Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholder.

            12. LIMITATION OF LIABILITY. The total liabilities of the Selling Shareholder under this Agreement, including without limitation any liabilities for breach of representation or warranty or with respect to any obligation of indemnity, shall not in any event exceed in aggregate amount the proceeds of the Shares sold hereunder, provided that this Section 12 shall not limit the liability of the Selling Shareholder to pay expenses as provided in
Section 6(g) or Section 11 hereof.

            13. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company or the Selling Shareholder, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Shareholder.

            If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares that such defaulting U.S. Underwriter or U.S. Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares that the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion that the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares that such defaulting U.S. Underwriter or U.S. Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares that the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you, the Company and the Selling Shareholder are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter, the Company or the Selling Shareholder. In any such case that does not result in termination of this Agreement, any of you, the Company or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the U.S. Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such U.S. Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company and the Selling Shareholder, purchases Shares that a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

            Any notice under this Section 13 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

            14. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company or the Selling Shareholder, by notice to the Company and the Selling Shareholder, if prior to the Closing Date or any Option Closing

Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

            15.   INFORMATION FURNISHED BY THE SELLING SHAREHOLDER AND THE
U.S. UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the fourth, eighth, ninth, tenth and fourteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you expressly for use therein as such information is referred to in Sections 7(a) and 9 hereof. The statements set forth under the caption "Prospectus Summary -- The Selling Shareholder" (except the fifth sentence of the third paragraph thereof), in the first and second paragraphs under the caption "Principal and Selling Shareholders" and the information regarding the Selling Shareholder set forth in the table under the caption "Principal and Selling Shareholders" and in footnote (1) thereto, in any U.S. Prepricing Prospectus and in the U.S. Prospectus and, solely with respect to the U.S. Prospectus, in footnote (2) to the table under the caption
"Principal and Selling Shareholders," constitute the only information furnished by or on behalf of the Selling Shareholder expressly for use therein as such information is referred to in Sections 6(f), 8(e), 9 and 16 hereof.

            16.   FURTHER INDEMNIFICATION AND CONTRIBUTION PROVISIONS.  (a)
The Company agrees to indemnify and hold harmless the Selling Shareholder and its affiliates and its and their respective partners, officers and directors and each person who controls the Selling Shareholder (within the meaning of the Act or the Exchange Act), and any agent or investment advisor thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus, the U.S. Prospectus or the Registration Statement, or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement or omission which was based upon information with respect to the Selling Shareholder furnished in writing to the Company by or on behalf of the Selling Shareholder expressly for use therein; provided that in the event that any U.S. Prepricing Prospectus shall have been amended or supplemented and copies thereof, as so amended or supplemented, were furnished to the Selling Shareholder and the U.S. Underwriters prior to the confirmation of any sales of Shares, such indemnity with respect to the U.S. Prepricing Prospectus shall not inure to the benefit of the Selling Shareholder from whom the person asserting such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not, at or prior to the confirmation of the sale of the Shares to such person, receive a copy of the U.S. Prepricing Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the U.S. Prepricing Prospectus was corrected in the U.S. Prepricing Prospectus as so amended or supplemented.

            (b) The Selling Shareholder agrees to indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Act and the Exchange Act), subject to the limitations set forth in Section 12, against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and the cost of investigation) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any U.S. Prepricing Prospectus, the U.S. Prospectus, the Registration Statement or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained in or such omission relates to the information with respect to the Selling Shareholder so furnished in writing by the Selling Shareholder or on behalf of the Selling Shareholder by its agents or representatives specifically for inclusion in any U.S. Prepricing Prospectus, the U.S. Prospectus or the Registration Statement. In no event shall the liability of the Selling Shareholder hereunder be greater in amount that the dollar amount of the proceeds received by the Selling Shareholder upon the sale of the Shares giving rise to such indemnification obligation.

            (c) Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

            (d) (i) If the indemnification provided for in this Section 16 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations (for the purposes of this subsection (d), the relevant equitable considerations shall not include considerations based upon the relative benefits received by the parties in the offering and sale of the Shares). The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) above, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method that does not take account of the equitable considerations referred to in subsection (d)(i) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (iii) If indemnification is available under this Section 16, the indemnifying parties shall indemnify each indemnified party to the full extent provided in subsections (a) and (b) above without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this subsection (d).

            17.   MISCELLANEOUS.  Except as otherwise provided in Sections 5,
13 and 14 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Weston Centre, 112 E. Pecan Street, P.O. Box 2636, San Antonio, Texas 78299-2636, Attention: John F. Schmutz, Esq., Vice President and General Counsel; or (ii) if to the Selling Shareholder, at the office of the Selling Shareholder, care of Aldrich Eastman Waltch, 225 Franklin Street, 25th Floor, Boston, MA 02110-2803, Attention: Joseph S. Azrack, President and Chief Executive Officer, or (iii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

            This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and the Selling Shareholder and its affiliates and its and their respective partners, officers, directors and controlling persons referred to in Sections 9 and 16 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

            18. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            This Agreement may be signed in various counterparts that together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

            Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the several U.S. Underwriters.


                                    Very truly yours,


                                    LA QUINTA INNS, INC.


                                    By: __________________________
                                        Name:
                                        Title:


                                    AEW PARTNERS, L.P.

                                    BY: AEW/L.P.,
                                          its general partner

                                    By: AEW, INC.,
                                          its general partner


                                    By: __________________________
                                        Name:
                                        Title:


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
U.S. Underwriters named in
Schedule I hereto.

SMITH BARNEY INC.
ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES

As Representatives of the Several U.S. Underwriters


By: SMITH BARNEY INC.


By: ________________________
    Name:
    Title:

                                        SCHEDULE I


                                   LA QUINTA INNS, INC.


                                                   Number of
       U.S. UNDERWRITER                           Firm Shares
                                                  -----------
Smith Barney Inc. ..............................
Alex. Brown & Sons Incorporated ................
Montgomery Securities ..........................



                                                   ----------
                Total...........................   ----------

                                      - 1 -